Exhibit 4.2

CONFORMED COPY

SERIES 2009-1

INDENTURE SUPPLEMENT

among

PINNACLE TOWERS ACQUISITION HOLDINGS LLC

GS SAVINGS INC.

GOLDENSTATE TOWERS, LLC

PINNACLE TOWERS ACQUISITION LLC

TOWER VENTURES III, LLC

TVHT, LLC

as Issuers,

GLOBAL SIGNAL HOLDINGS III LLC

as Guarantor

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

as Indenture Trustee

dated as of July 31, 2009

Authorizing the Issuance of

$250,000,000

Senior Secured Notes, Series 2009-1

TABLE OF CONTENTS

		Page
ARTICLE I

Definitions and Incorporation by Reference

SECTION 1.01.	Definitions	1

ARTICLE II

Class A Note Details; Forms of Class A Notes

SECTION 2.01.	Class A Note Details	5
SECTION 2.02.	Delivery of Class A Notes	5
SECTION 2.03.	Forms of Class A Notes	5

ARTICLE III

General Provisions

SECTION 3.01.	Date of Execution	5
SECTION 3.02.	Governing Law	6
SECTION 3.03.	Severability	6
SECTION 3.04.	Counterparts	6

ARTICLE IV

Applicability of Indenture

SECTION 4.01.	Applicability	6

i

SERIES 2009-1

INDENTURE SUPPLEMENT

THIS SERIES 2009-1 INDENTURE SUPPLEMENT (this “Indenture Supplement”), dated as of July 31, 2009, is among PINNACLE TOWERS ACQUISITION HOLDINGS LLC, a Delaware limited liability company (the “Issuer Entity”), GS SAVINGS INC., a Delaware corporation, GOLDENSTATE TOWERS, LLC, a Delaware limited liability company, PINNACLE TOWERS ACQUISITION LLC, a Delaware limited liability company, TOWER VENTURES III, LLC, a Tennessee limited liability company and TVHT, LLC, a Tennessee limited liability company (collectively, together with the Issuer Entity, the “Issuers”), GLOBAL SIGNAL HOLDINGS III LLC (the “Guarantor”) and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as indenture trustee and not in its individual capacity (in such capacity, the “Indenture Trustee”).

R E C I T A L S

WHEREAS the Issuers and the Guarantor have entered into an Indenture, dated as of July 31, 2009 (the “Indenture”), among the Issuers, the Guarantor and the Indenture Trustee; and

WHEREAS the Issuers and the Guarantor desire to enter into this Indenture Supplement in order to issue Notes pursuant to the terms of the Indenture and Section 2.07 thereof;

WHEREAS the Issuers represent that they have duly authorized the issuance of $250,000,000 of Senior Secured Notes, Series 2009-1, consisting of two classes designated as Class A-1 (the “Class A-1 Notes”) and Class A-2 (the “Class A-2 Notes” and, together with the Class A-1 Notes, the “Class A Notes”);

WHEREAS the Class A Notes constitute Notes as defined in the Indenture; and

NOW, THEREFORE, it is mutually covenanted and agreed as follows:

ARTICLE I

Definitions and Incorporation by Reference

SECTION 1.01. Definitions. All defined terms used herein and not defined herein shall have the meaning ascribed to such term in the Indenture. All words and phrases defined in the Indenture shall have the same meaning in this Indenture Supplement, except as otherwise appears in this Article. In addition, the following terms have the following meanings in this Indenture Supplement unless the context clearly requires otherwise:

“Allocated Note Amount” shall mean for any Site, as of any date of determination, the product of (i) the Annualized Run Rate Net Cash Flow generated by such Site as of such date of determination divided by the total Annualized Run Rate Net Cash Flow generated by all Sites as of such date of determination and (ii) the sum of the aggregate outstanding Class Principal Balances of all Classes of Notes as of such date of determination.

“Applicable Maturity Date” shall have the meaning ascribed to it in Section 2.01(b) hereof.

“Casualty/Disposition Prepayment” shall mean (x) for the Series 2009-1 Class A-1 Notes, the amount of a prepayment of principal on the Series 2009-1 Class A-1 Notes made in accordance with Section 7.06, 7.32 or 7.34 of the Indenture and (y) for the Series 2009-1 Class A-2 Notes, the amount of a prepayment of principal on the Series 2009-1 Class A-2 Notes made in accordance with Section 7.06 or 7.32 of the Indenture.

“Casualty/Disposition Prepayment Deduction” shall mean for each Casualty/Disposition Prepayment for each Payment Date subsequent to the date of such Casualty/Disposition Prepayment, (x) for the Series 2009-1 Class A-1 Notes, (i) the Scheduled Targeted Principal Payment for the Series 2009-1 Class A-1 Notes for such Payment Date (including prior Casualty/Disposition Prepayment Deductions, if any) multiplied by (ii) the Casualty/Disposition Prepayment Deduction Percentage for the Series 2009-1 Class A-1 Notes for such Casualty/Disposition Prepayment and (y) for the Series 2009-1 Class A-2 Notes, (i) the Scheduled Targeted Principal Payment for the Series 2009-1 Class A-2 Notes for such Payment Date (including prior Casualty/Disposition Prepayment Deductions, if any) multiplied by (ii) the Casualty/Disposition Prepayment Deduction Percentage for the Series 2009-1 Class A-2 Notes for such Casualty/Disposition Prepayment.

“Casualty/Disposition Prepayment Deduction Percentage” shall mean for each Casualty/Disposition Prepayment, (x) for the Series 2009-1 Class A-1 Notes, (i) such Casualty/Disposition Prepayment for the Series 2009-1 Class A-1 Notes divided by (ii) the aggregate amount of all Scheduled Targeted Principal Payments for the Series 2009-1 Class A-1 Notes for all Payment Dates subsequent to the date of such Casualty/Disposition Prepayment (including prior Casualty/Disposition Prepayment Deductions, if any) and (y) for the Series 2009-1 Class A-2 Notes, (i) such Casualty/Disposition Prepayment for the Series 2009-1 Class A-2 Notes divided by (ii) the aggregate amount of all Scheduled Targeted Principal Payments for the Series 2009-1 Class A-2 Notes for all Payment Dates subsequent to the date of such Casualty/Disposition Prepayment (including prior Casualty/Disposition Prepayment Deductions, if any).

“Class A Notes” shall have the meaning ascribed to it in the Recitals hereto.

“Class A-1 Maturity Date” shall have the meaning ascribed to it in Section 2.01(b) hereof.

“Class A-1 Notes” shall have the meaning ascribed to it in the Recitals hereto.

“Class A-2 Maturity Date” shall have the meaning ascribed to it in Section 2.01(b) hereof.

“Class A-2 Notes” shall have the meaning ascribed to it in the Recitals hereto.

“Closing Date” shall mean July 31, 2009.

“Initial Principal Payment Date” shall mean (x) for the Series 2009-1 Class A-1 Notes, January 15, 2010, and (y) for the Series 2009-1 Class A-2 Notes, September 15, 2019.

“Initial Purchasers” shall mean Calyon Securities (USA) Inc. and Morgan Stanley & Co. Incorporated.

“Interest Accrual Period” shall mean for each Payment Date for the Class A Notes, the calendar month immediately preceding such Payment Date; provided, however, that the initial Interest Accrual Period for the Class A Notes shall commence on July 31, 2009, and end on August 31, 2009. Accrued Note Interest on each Class A Note shall be calculated on a 30/360 Basis.

“Note Rate” shall mean the rate per annum at which interest accrues on each Class of each Series of Notes, which, with respect to each Class of the Class A Notes, is set forth in Section 2.01(a) hereof.

“Offering Memorandum” shall mean the Offering Memorandum dated July 17, 2009, relating to the issuance by the Issuers of the Notes.

“Payment Date” shall mean the 15th day of each month or, if any such 15th day is not a Business Day, on the next succeeding Business Day, beginning September 15, 2009. On each Payment Date, interest (or during an Early Amortization Event, after the occurrence and during the continuation of an Event of Default or after an Initial Principal Payment Date, principal and interest) due to holders of the Notes shall be payable.

“Purchase Agreement” shall mean the Note Purchase Agreement dated July 17, 2009, relating to the purchase by the Initial Purchasers of the Class A Notes.

“Rated Final Payment Date” shall mean the Payment Date occurring in the month of the first anniversary of the Applicable Maturity Date of the applicable Class of Class A Notes.

“Record Date” shall mean, with respect to any Payment Date, the close of business on the last Business Day of the month immediately preceding the month in which such Payment Date occurs.

“Scheduled Principal Payment” shall mean for any Payment Date, (x) for the Series 2009-1 Class A-1 Notes, the excess, if any, of (i) the Scheduled Targeted Principal Payment for the Series 2009-1 Class A-1 Notes for such Payment Date over (ii) the Voluntary Prepayment Amount for the Series 2009-1 Class A-1 Notes for such Payment Date and (y) for the Series 2009-1 Class A-2 Notes, the excess, if any, of (i) the Scheduled Targeted Principal Payment for the Series 2009-1 Class A-2 Notes for such Payment Date over (ii) the Voluntary Prepayment Amount for the Series 2009-1 Class A-2 Notes for such Payment Date.

“Scheduled Targeted Principal Payment” shall mean for any Payment Date, (x) for the Series 2009-1 Class A-1 Notes, the excess, if any, of (i) the amount set forth opposite such Payment Date on Schedule 1 hereto in the column entitled “Scheduled Targeted Principal Payment” over (ii) the sum of all applicable Casualty/Disposition Prepayment Deductions for the Series 2009-1 Class A-1 Notes for such Payment Date and (y) for the Series 2009-1 Class A-2 Notes, the excess, if any, of (i) the amount set forth opposite such Payment Date on Schedule 2 hereto in the column entitled “Scheduled Targeted Principal Payment” over (ii) the sum of all applicable Casualty/Disposition Prepayment Deductions for the Series 2009-1 Class A-2 Notes for such Payment Date.

“Voluntary Prepayment Amount” shall mean for any Payment Date, (x) for the Series 2009-1 Class A-1 Notes, the excess, if any, of (i) the aggregate amount of all voluntary prepayments of principal (other than in connection with dispositions of Tower Sites or casualty and condemnation events with respect to Tower Sites) on the Series 2009-1 Class A-1 Notes made in accordance with Section 2.09 of the Indenture over (ii) the sum of the excess, if any, of the Scheduled Targeted Principal Payment for the Series 2009-1 Class A-1 Notes over the Scheduled Principal Payment for the Series 2009-1 Class A-1 Notes for all Payment Dates prior to such Payment Date and (y) for the Series 2009-1 Class A-2 Notes, the excess, if any, of (i) the aggregate amount of all voluntary prepayments of principal (other than in connection with dispositions of Tower Sites or casualty and condemnation events with respect to Tower Sites) on the Series 2009-1 Class A-1 Notes made in accordance with Section 2.09 of the Indenture over (ii) the sum of the excess, if any, of the Scheduled Targeted Principal Payment for the Series 2009-1 Class A-2 Notes over the Scheduled Principal Payment for the Series 2009-1 Class A-2 Notes for all Payment Dates prior to such Payment Date.

Words importing the masculine gender include the feminine gender. Words importing persons include firms, associations and corporations. Words importing the singular number include the plural number and vice versa. Additional terms are defined in the body of this Indenture Supplement.

In the event that any term or provision contained herein with respect to the Class A Notes shall conflict with or be inconsistent with any term or provision contained in the Indenture, the terms and provisions of this Indenture Supplement shall govern.

ARTICLE II

Class A Note Details; Forms of Class A Notes

SECTION 2.01. Class A Note Details. (a) The aggregate principal amount of the Class A Notes which may be initially authenticated and delivered under this Indenture Supplement shall be individually issued in two (2) separate classes, each having the class designation, Initial Series/Class Principal Balance, Note Rate and rating set forth below (except for Class A Notes authenticated and delivered upon transfer of, or in exchange for, or in lieu of Notes pursuant to Section 2.02 of the Indenture):

Class	Initial Series/Class Principal Balance	Note Rate	Rating (Moody’s/Fitch)
Class A-1	$175,000,000	6.25%	A2/A-
Class A-2	$75,000,000	9.00%	A3/A-

(b) Principal on the Series 2009-1 Class A-1 Notes shall be payable on each Payment Date commencing on the Payment Date in January 2010 until August 15, 2019 (the “Class A-1 Maturity Date”). Principal on the Series 2009-1 Class A-2 Notes shall be payable on each Payment Date commencing on the Payment Date in September 2019 until August 15, 2029 (the “Class A-2 Maturity Date” and the Class A-2 Maturity Date or Class A-1 Maturity Date, as applicable, the “Applicable Maturity Date”).

SECTION 2.02. Delivery of Class A Notes. Upon the execution and delivery of this Indenture Supplement, the Issuers shall execute and deliver to the Indenture Trustee and the Indenture Trustee shall authenticate the Class A Notes and deliver the Class A Notes to the Depositary.

SECTION 2.03. Forms of Class A Notes. The Class A Notes shall be in substantially the form set forth in the Indenture, each with such variations, omissions and insertions as may be necessary.

ARTICLE III

General Provisions

SECTION 3.01. Date of Execution. This Indenture Supplement for convenience and for the purpose of reference is dated as of July 31, 2009.

SECTION 3.02. Governing Law. THIS INDENTURE SUPPLEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO ANY OF ITS PRINCIPLES OF CONFLICTS OF LAWS WHICH WOULD INVOKE THE SUBSTANTIVE LAW OF A DIFFERENT JURISDICTION) AS TO ALL MATTERS, INCLUDING WITHOUT LIMITATION, MATTERS OF VALIDITY, CONSTRUCTION, EFFECT, PERFORMANCE AND REMEDIES. THE ISSUERS IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY NEW YORK STATE COURT OR UNITED STATES FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN, THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR IN RELATION TO THIS INDENTURE SUPPLEMENT.

SECTION 3.03. Severability. In case any provision in this Indenture Supplement shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 3.04. Counterparts. This Indenture Supplement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such respective counterparts shall together constitute but one and the same instrument.

ARTICLE IV

Applicability of Indenture

SECTION 4.01. Applicability. The provisions of the Indenture are hereby ratified, approved and confirmed, except as otherwise expressly modified by this Indenture Supplement. The representations, warranties and covenants contained in the Indenture (except as expressly modified herein) are hereby reaffirmed with the same force and effect as if fully set forth herein and made again as of the date hereof.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Issuers, the Guarantor and the Indenture Trustee have caused this Indenture to be duly executed by their respective officers, thereunto duly authorized, all as of the date and year first written above.

PINNACLE TOWERS ACQUISITION HOLDINGS LLC

by	/s/ Jay Brown
Name:	Jay Brown
Title:	SVP, CFO & Treasurer

GS SAVINGS INC.

by	/s/ Jay Brown
Name:	Jay Brown
Title:	SVP, CFO & Treasurer

GOLDENSTATE TOWERS, LLC

by	/s/ Jay Brown
Name:	Jay Brown
Title:	SVP, CFO & Treasurer

PINNACLE TOWERS ACQUISITION LLC

by	/s/ Jay Brown
Name:	Jay Brown
Title:	SVP, CFO & Treasurer

TOWERS VENTURES III, LLC

by	/s/ Jay Brown
Name:	Jay Brown
Title:	SVP, CFO & Treasurer

TVHT, LLC

by	/s/ Jay Brown
Name:	Jay Brown
Title:	SVP, CFO & Treasurer

GLOBAL SIGNAL HOLDINGS III LLC

by	/s/ Jay Brown
Name:	Jay Brown
Title:	SVP, CFO & Treasurer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

by	/s/ Julie Hoffman-Ramos
Name:	Julie Hoffman-Ramos
Title:	Assistant Treasurer

Schedule 1

SCHEDULED TARGETED PRINCIPAL PAYMENTS

FOR THE SERIES 2009-1 CLASS A-1 NOTES

Payment Date	Scheduled Targeted Principal Payment
9/15/2009	$0
10/15/2009	$0
11/15/2009	$0
12/15/2009	$0
1/15/2010	$845,112
2/15/2010	$845,112
3/15/2010	$916,044
4/15/2010	$916,044
5/15/2010	$916,044
6/15/2010	$996,975
7/15/2010	$1,038,625
8/15/2010	$1,038,625
9/15/2010	$1,077,907
10/15/2010	$1,077,907
11/15/2010	$1,077,907
12/15/2010	$1,168,839
1/15/2011	$1,227,719
2/15/2011	$1,227,719
3/15/2011	$1,288,651
4/15/2011	$1,288,651
5/15/2011	$1,288,651
6/15/2011	$1,473,333
7/15/2011	$1,473,333
8/15/2011	$1,473,333
9/15/2011	$1,473,333
10/15/2011	$1,473,333
11/15/2011	$1,473,333
12/15/2011	$1,492,217
1/15/2012	$1,492,217
2/15/2012	$1,492,217
3/15/2012	$1,492,217
4/15/2012	$1,492,217
5/15/2012	$1,492,217
6/15/2012	$1,492,217
7/15/2012	$1,492,217
8/15/2012	$1,492,217
9/15/2012	$1,492,217
10/15/2012	$1,492,217
11/15/2012	$1,492,217
12/15/2012	$1,554,276
1/15/2013	$1,554,276
2/15/2013	$1,554,276
3/15/2013	$1,554,276
4/15/2013	$1,554,276
5/15/2013	$1,554,276
6/15/2013	$1,554,276
7/15/2013	$1,554,276
8/15/2013	$1,554,276
9/15/2013	$1,554,276
10/15/2013	$1,554,276
11/15/2013	$1,554,276
12/15/2013	$1,573,699
1/15/2014	$1,573,699
2/15/2014	$1,573,699
3/15/2014	$1,573,699
4/15/2014	$1,573,699
5/15/2014	$1,573,699
6/15/2014	$1,583,123
7/15/2014	$1,583,123
8/15/2014	$1,583,123
9/15/2014	$1,583,123
10/15/2014	$1,583,123
11/15/2014	$1,583,123
12/15/2014	$1,602,547
1/15/2015	$1,602,547
2/15/2015	$1,602,547
3/15/2015	$1,602,547
4/15/2015	$1,602,547
5/15/2015	$1,602,547
6/15/2015	$1,602,547
7/15/2015	$1,602,547
8/15/2015	$1,602,547
9/15/2015	$1,602,547
10/15/2015	$1,602,547
11/15/2015	$1,602,547
12/15/2015	$1,602,547
1/15/2016	$1,602,547
2/15/2016	$1,602,547
3/15/2016	$1,602,547
4/15/2016	$1,602,547
5/15/2016	$1,602,547
6/15/2016	$1,602,547
7/15/2016	$1,602,547
8/15/2016	$1,602,547
9/15/2016	$1,602,547
10/15/2016	$1,602,547
11/15/2016	$1,602,547

Sch. 1-1

Schedule 1

Payment Date	Scheduled Targeted Principal Payment
12/15/2016	$1,602,547
1/15/2017	$1,602,547
2/15/2017	$1,602,547
3/15/2017	$1,602,547
4/15/2017	$1,602,547
5/15/2017	$1,602,547
6/15/2017	$1,602,547
7/15/2017	$1,602,547
8/15/2017	$1,602,547
9/15/2017	$1,612,547
10/15/2017	$1,612,547
11/15/2017	$1,612,547
12/15/2017	$1,633,909
1/15/2018	$1,637,043
2/15/2018	$1,637,043
3/15/2018	$1,637,043
4/15/2018	$1,637,043
5/15/2018	$1,647,043
6/15/2018	$1,647,043
7/15/2018	$1,647,043
8/15/2018	$1,647,043
9/15/2018	$1,661,058
10/15/2018	$1,661,058
11/15/2018	$1,661,058
12/15/2018	$1,661,058
1/15/2019	$1,661,058
2/15/2019	$1,661,058
3/15/2019	$1,661,058
4/15/2019	$1,661,058
5/15/2019	$1,661,058
6/15/2019	$1,661,058
7/15/2019	$1,661,058
8/15/2019	$1,661,058
9/15/2019	$0
10/15/2019	$0
11/15/2019	$0
12/15/2019	$0
1/15/2020	$0
2/15/2020	$0
3/15/2020	$0
4/15/2020	$0
5/15/2020	$0
6/15/2020	$0
7/15/2020	$0
8/15/2020	$0

Sch. 1-2

Schedule 2

SCHEDULED TARGETED PRINCIPAL PAYMENTS

FOR THE SERIES 2009-1 CLASS A-2 NOTES

Payment Date	Scheduled Targeted Principal Payment
9/15/2009	$0
10/15/2009	$0
11/15/2009	$0
12/15/2009	$0
1/15/2010	$0
2/15/2010	$0
3/15/2010	$0
4/15/2010	$0
5/15/2010	$0
6/15/2010	$0
7/15/2010	$0
8/15/2010	$0
9/15/2010	$0
10/15/2010	$0
11/15/2010	$0
12/15/2010	$0
1/15/2011	$0
2/15/2011	$0
3/15/2011	$0
4/15/2011	$0
5/15/2011	$0
6/15/2011	$0
7/15/2011	$0
8/15/2011	$0
9/15/2011	$0
10/15/2011	$0
11/15/2011	$0
12/15/2011	$0
1/15/2012	$0
2/15/2012	$0
3/15/2012	$0
4/15/2012	$0
5/15/2012	$0
6/15/2012	$0
7/15/2012	$0
8/15/2012	$0
9/15/2012	$0
10/15/2012	$0
11/15/2012	$0
12/15/2012	$0
1/15/2013	$0
2/15/2013	$0
3/15/2013	$0
4/15/2013	$0
5/15/2013	$0
6/15/2013	$0
7/15/2013	$0
8/15/2013	$0
9/15/2013	$0
10/15/2013	$0
11/15/2013	$0
12/15/2013	$0
1/15/2014	$0
2/15/2014	$0
3/15/2014	$0
4/15/2014	$0
5/15/2014	$0
6/15/2014	$0
7/15/2014	$0
8/15/2014	$0
9/15/2014	$0
10/15/2014	$0
11/15/2014	$0
12/15/2014	$0
1/15/2015	$0
2/15/2015	$0
3/15/2015	$0
4/15/2015	$0
5/15/2015	$0
6/15/2015	$0
7/15/2015	$0
8/15/2015	$0
9/15/2015	$0
10/15/2015	$0
11/15/2015	$0
12/15/2015	$0
1/15/2016	$0
2/15/2016	$0
3/15/2016	$0
4/15/2016	$0
5/15/2016	$0
6/15/2016	$0
7/15/2016	$0
8/15/2016	$0
9/15/2016	$0
10/15/2016	$0

Sch. 2-1

Schedule 2

Payment Date	Scheduled Targeted Principal Payment
11/15/2016	$0
12/15/2016	$0
1/15/2017	$0
2/15/2017	$0
3/15/2017	$0
4/15/2017	$0
5/15/2017	$0
6/15/2017	$0
7/15/2017	$0
8/15/2017	$0
9/15/2017	$0
10/15/2017	$0
11/15/2017	$0
12/15/2017	$0
1/15/2018	$0
2/15/2018	$0
3/15/2018	$0
4/15/2018	$0
5/15/2018	$0
6/15/2018	$0
7/15/2018	$0
8/15/2018	$0
9/15/2018	$0
10/15/2018	$0
11/15/2018	$0
12/15/2018	$0
1/15/2019	$0
2/15/2019	$0
3/15/2019	$0
4/15/2019	$0
5/15/2019	$0
6/15/2019	$0
7/15/2019	$0
8/15/2019	$0
9/15/2019	$625,000
10/15/2019	$625,000
11/15/2019	$625,000
12/15/2019	$625,000
1/15/2020	$625,000
2/15/2020	$625,000
3/15/2020	$625,000
4/15/2020	$625,000
5/15/2020	$625,000
6/15/2020	$625,000
7/15/2020	$625,000
8/15/2020	$625,000
9/15/2020	$625,000
10/15/2020	$625,000
11/15/2020	$625,000
12/15/2020	$625,000
1/15/2021	$625,000
2/15/2021	$625,000
3/15/2021	$625,000
4/15/2021	$625,000
5/15/2021	$625,000
6/15/2021	$625,000
7/15/2021	$625,000
8/15/2021	$625,000
9/15/2021	$625,000
10/15/2021	$625,000
11/15/2021	$625,000
12/15/2021	$625,000
1/15/2022	$625,000
2/15/2022	$625,000
3/15/2022	$625,000
4/15/2022	$625,000
5/15/2022	$625,000
6/15/2022	$625,000
7/15/2022	$625,000
8/15/2022	$625,000
9/15/2022	$625,000
10/15/2022	$625,000
11/15/2022	$625,000
12/15/2022	$625,000
1/15/2023	$625,000
2/15/2023	$625,000
3/15/2023	$625,000
4/15/2023	$625,000
5/15/2023	$625,000
6/15/2023	$625,000
7/15/2023	$625,000
8/15/2023	$625,000
9/15/2023	$625,000
10/15/2023	$625,000
11/15/2023	$625,000
12/15/2023	$625,000
1/15/2024	$625,000
2/15/2024	$625,000
3/15/2024	$625,000
4/15/2024	$625,000
5/15/2024	$625,000
6/15/2024	$625,000
7/15/2024	$625,000
8/15/2024	$625,000

Sch. 2-2

Schedule 2

Payment Date	Scheduled Targeted Principal Payment
9/15/2024	$625,000
10/15/2024	$625,000
11/15/2024	$625,000
12/15/2024	$625,000
1/15/2025	$625,000
2/15/2025	$625,000
3/15/2025	$625,000
4/15/2025	$625,000
5/15/2025	$625,000
6/15/2025	$625,000
7/15/2025	$625,000
8/15/2025	$625,000
9/15/2025	$625,000
10/15/2025	$625,000
11/15/2025	$625,000
12/15/2025	$625,000
1/15/2026	$625,000
2/15/2026	$625,000
3/15/2026	$625,000
4/15/2026	$625,000
5/15/2026	$625,000
6/15/2026	$625,000
7/15/2026	$625,000
8/15/2026	$625,000
9/15/2026	$625,000
10/15/2026	$625,000
11/15/2026	$625,000
12/15/2026	$625,000
1/15/2027	$625,000
2/15/2027	$625,000
3/15/2027	$625,000
4/15/2027	$625,000
5/15/2027	$625,000
6/15/2027	$625,000
7/15/2027	$625,000
8/15/2027	$625,000
9/15/2027	$625,000
10/15/2027	$625,000
11/15/2027	$625,000
12/15/2027	$625,000
1/15/2028	$625,000
2/15/2028	$625,000
3/15/2028	$625,000
4/15/2028	$625,000
5/15/2028	$625,000
6/15/2028	$625,000
7/15/2028	$625,000
8/15/2028	$625,000
9/15/2028	$625,000
10/15/2028	$625,000
11/15/2028	$625,000
12/15/2028	$625,000
1/15/2029	$625,000
2/15/2029	$625,000
3/15/2029	$625,000
4/15/2029	$625,000
5/15/2029	$625,000
6/15/2029	$625,000
7/15/2029	$625,000
8/15/2029	$625,000
9/15/2029	$0
10/15/2029	$0
11/15/2029	$0
12/15/2029	$0
1/15/2030	$0
2/15/2030	$0
3/15/2030	$0
4/15/2030	$0
5/15/2030	$0
6/15/2030	$0
7/15/2030	$0
8/15/2030	$0

Sch. 2-3